                                                                   EXHIBIT 10.42

                         GYNCOR STOCK ESCROW AGREEMENT


     THIS ESCROW AGREEMENT ("Agreement") is made and entered into this 26th day of April, 1996 by and among GynCor, Inc., a Delaware corporation ("GynCor"), Edward A. Zbella, M.D. ("Physician") and American National Bank and Trust Company of Chicago, as escrow agent ("Escrow Agent").


                                R E C I T A L S

     WHEREAS, A Center for Gynecology, P.A., a professional corporation ("Old PC"), GynCor and Physician have entered into an Asset Transfer and Reorganization Agreement dated as of the 17th day of March, 1996 ("ATR Agreement");

     WHEREAS, the ATR Agreement provides for the issuance of shares of the Common Stock of GynCor (the "Purchase Shares") to Old PC of which Physician was formerly an employee/owner, and for the immediate distribution of the Purchase Shares to the Physician by Old PC; and

     WHEREAS, Physician has agreed that twenty-five percent (25%) of the number of Purchase Shares (the "Escrowed Shares") shall be deposited and held in, and disbursed from, an escrow account established pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the recipient and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. ASSET TRANSFER AND REORGANIZATION AGREEMENT.

     All of the terms and provisions of the ATR Agreement are incorporated herein. All defined terms in the ATR Agreement shall have the same meaning unless otherwise defined. Each provision of this Agreement shall be interpreted so as to give effect to the provisions and intent of the ATR Agreement.

     2. PHYSICIAN'S ESCROW DEPOSIT.

     (a) This Agreement has been executed and the deposit of the Escrowed Shares hereunder will be made pursuant to Section 1.05 of the ATR Agreement for the purpose of securing the benefits of the representations, warranties, covenants and indemnification obligations of Old PC and the Physician set forth in the ATR Agreement.

     (b) Upon closing of the transactions contemplated by the ATR Agreement and execution of this Agreement, Physician shall deposit, or cause to be deposited, with the Escrow Agent the Escrowed Shares, along with the assignments in blank for each such stock certificate executed by

Physician and a signature guaranteed with a Medallion Stamp with respect to the stock certificates issued in his name.

     (c) In the event that any additional shares of GynCor's common stock are issued to Old PC, or Physician following dissolution of Old PC, pursuant to
Section 1.04(b) of the ATR Agreement, Physician shall deposit, or cause to be deposited, with the Escrow Agent stock certificates representing 25% of such additional shares, along with assignments in blank for each such stock certificate executed by Physician and a signature guaranteed with a Medallion Stamp with respect to the stock certificates issued in his name, and any such additional shares shall thereafter be deemed to be "Purchased Shares" and Escrowed Shares for purposes of this Agreement.

     3. RELEASE OF PURCHASED SHARES FROM ESCROW.

     (a) On each anniversary of the date of this Agreement identified below (each, a "Release Date"), Escrow Agent will release to Physician a number of the Escrowed Shares along with the corresponding stock power deposited in escrow by or on behalf of Physician equal to (i) the corresponding percentage of Escrowed Shares set forth below for such date, minus (ii) the sum of (A) the number of Escrowed Shares previously delivered to GynCor pursuant to Section 4 below, plus (B) the number of Escrowed Shares subject to delivery to GynCor in accordance with Section 4 below with respect to any then pending but unresolved Claims (defined below), plus (C) the number of such Escrowed Shares released to Physician pursuant to this Section 3 prior to such date:



                                             Applicable
          Release Date                        Percentage
          ------------------               -------------
          First Anniversary                      20%
          Second Anniversary                     40%
          Third Anniversary                      60%
          Fourth Anniversary                     80%
          Fifth Anniversary                     100%


     (b) The Escrowed Shares will be held by Escrow Agent until required to be released pursuant to Section 3(a) above or Section 4 below. Any delivery of Escrowed Shares to be made to Physician pursuant to Section 3(a) above will be in the form of stock certificates of GynCor issued in the name of Physician, and GynCor will take such action as may be necessary to cause stock certificates to be issued to Physician pursuant to this provision.

     (c) The number of Escrowed Shares to be released to Physician on any given Release Date shall be rounded to the next lowest whole number except on the last Release Date, in which case, cash will be paid in lieu of fractions of the Escrowed Shares otherwise issuable to Physician on such date in an amount equal to the product determined by multiplying such fraction by the Fair Market Value (defined below) of the GynCor common stock as of such date. Within thirty business days after written notice from the Escrow Agent of any cash payable in lieu of fractional shares on the last Release Date, GynCor will deposit with Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

     (d) The Escrow Agent is hereby granted the power to effect any transfer of Escrowed Shares contemplated by this Agreement. GynCor will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

     4. NOTICE AND RESOLUTION OF CLAIMS.

     (a) In the even that GynCor desires to seek recovery against the Escrowed Shares for any breach by Old PC or Physician of any of the representations, warranties, covenants or indemnification obligations of such parties set forth in the ATR Agreement (in each case, a "Breach"), then promptly after receipt by GynCor of notice or discovery of any claim, damage or legal action or proceeding (a "Claim") arising from or relating to a Breach, GynCor will give Physician and the Escrow Agent written notice of such Claim. Each notice of a Claim by GynCor (a "Notice of Claim") will contain the following information to the extent it is reasonably available to GynCor:

           (i) GynCor's good faith estimate of the reasonably foreseeable maximum amount of alleged damages (which amount may be revised by GynCor at any time prior to the release of Escrowed Shares to GynCor with respect to such Claim); and

           (ii) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged damages based on GynCor's good faith belief thereof, including, without limitation, the identity and address of a third-party claimant (to the extent reasonably available to GynCor) and copies of any formal demand or complaint.

     (b) The Escrow Agent will not transfer any of the Escrowed Shares held in the Escrow Account to GynCor pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with the following provisions:

           (i) If within thirty (30) calendar days after a Notice of Claim is delivered to the Escrow Agent and Physician, Physician does not contest the Notice of Claim in writing to the Escrow Agent and GynCor, or Physician does not pay the amount demanded, then the Escrow Agent will promptly transfer to GynCor for cancellation that number of Escrowed Shares having a Fair Market Value as of the date of transfer equal to the amount of damages specified in the Notice of Claim and will notify Physician of such transfer.

           (ii) In the event that Physician gives written notice (a "Notice of a Contested Claim") contesting all or a portion of a Notice of Claim to GynCor and the Escrow Agent (a "Contested Claim") within the 30-day period provided above, matters that are subject to third party claims asserted against GynCor, Old PC or Physician will await the final decision, award or settlement of such claim and any related litigation, arbitration or other proceeding; provided that any such asserted claim will be deemed resolved in favor of Physician (and therefore subject to release in accordance with Section 3 hereof) with respect to Escrowed Shares retained by Escrow Agent pursuant to clause
      (B) of Section 3(a)(ii) if, within six (6) months following the corresponding Release Date, such asserted claim does not result in the actual commencement of, or written correspondence threatening the commencement of, any litigation, arbitration or other proceedings. Alternatively, Claims by GynCor against the Escrowed Shares for any Breach by Old PC or Physician under the ATR Agreement that are wholly between GynCor and Old PC or Physician (i.e., that do not include claims asserted by third parties) ("Arbitrable Claims"), will be settled by binding arbitration to the extent contested by Physician pursuant to this
      Section 4(b)(ii). However, nothing in this Agreement shall preclude GynCor from pursuing any other remedies under the ATR Agreement including, without limitation, injunctive relief or specific performance relating to any covenant therein. The final decision of the arbitrator will be furnished to Physician in writing and will constitute a conclusive determination of the issue in question, binding upon the parties at issue.

                 (A) Any Arbitrable Claim shall be settled by arbitration in
            Chicago, Illinois and, except as herein specifically stated, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules") then in effect. In all events, however, the provisions of this Section 4(b)(ii) shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall (i) not be bound by the rules of evidence or civil procedure but rather may consider such writings or oral presentations as a reasonable businessman would use in the conduct of the day-to-day conduct of his affairs, and may require the parties to submit some or all of their presentation orally or in written form as the arbitrator may deem appropriate and (ii) have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Contested Claim. As soon as an arbitrator has been agreed upon, a hearing date shall be set as soon thereafter as determined by the arbitrator. Written submittals shall be presented and exchanged by both parties as determined by the AAA Rules, including reports prepared by experts upon whom either party intends to rely. At such time the parties will also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of witnesses whom they intend to call to testify at the hearing. Each party shall also make its respective experts available for deposition by the other party prior to the hearing date. The arbitrator shall make his award as promptly as practicable after conclusion of the hearing.

                 (B) Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                 (C) The American Arbitration Association, in accordance with the AAA Rules, will have the authority to select an arbitrator from a list of arbitrators who are partners in a nationally recognized firm of independent certified public accountants from the management advisory services department (or comparable department or group) of such firm or are partners in a major law firm acceptable to both GynCor and Physician; provided, however, that
            (i) such firm cannot be the firm of certified public accountants then auditing the books and records of either party or providing management or advisory services for either party and (ii) if any disagreement or dispute arises concerning specialized matters such as employee benefits, the arbitrator shall be a specialist in such matters.

                 (D) GynCor and Physician will each pay 50% of the initial
            compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings.

                 (E) For any Arbitrable Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                 (F) Upon the conclusion of any arbitration proceedings
            hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                 (G) The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                 (H) Except as specifically otherwise provided in this
            Agreement or the ATR Agreement, arbitration will be the sole and exclusive remedy of the parties for any Arbitrable Claim arising out of this Agreement or the ATR Agreement.

           (iii) Any amount owed to GynCor hereunder, determined pursuant to
      Section 4(b)(i) or (ii) above, will be immediately payable to GynCor out of the Escrowed Shares then held by the Escrow Agent at a per share value equal to the Fair Market Value of the Escrowed Shares at the time such claim is resolved, unless Physician pays to GynCor the amount of the award. As used herein, the term "Fair Market Value" means, with respect to each Purchase Share, (i) if GynCor's common stock is then listed or quoted on a national exchange or quotation system, the average closing sale price per share of GynCor's common stock for the twenty (20) trading days ending on the second trading day prior to the date of determination as listed or quoted on the national exchange or quotation system on which GynCor's common stock is then listed or quoted, or (ii) if GynCor's common stock is not then listed or quoted on a nation exchange or quotation system, the fair market value per share of GynCor common stock as set forth in an appraisal report prepared by a nationally recognized independent appraisal firm retained by GynCor, which report shall not be more than twelve months old as of the date of determination.

           (iv) GynCor need not exhaust any other remedies that may be available to it but may proceed directly in accordance with the provisions of this Agreement. GynCor may institute Claims against the Escrowed Shares and, in satisfaction thereof, may recover Escrowed Shares pursuant to the terms of this Agreement, without making any other Claims directly against Old PC or Physician. The assertion of any single Claim for indemnification hereunder will not bar GynCor from asserting other Claims hereunder.

     5. VOTING RIGHTS OF OWNERSHIP.

     (a) Except for any stock splits, stock paid in shares of capital stock of GynCor or recapitalizations declared with respect to the common stock of GynCor, any cash dividends, dividends payable in securities or other distributions of any kind made with respect of the Escrowed Shares then in escrow will be distributed by GynCor to Physician. Any shares of capital stock of GynCor to be issued with respect to any Escrowed Shares then in escrow as a consequence of any stock split, stock dividend paid in shares of capital stock of GynCor or recapitalization shall be deemed to be "Escrowed Shares" under this Agreement and shall be deposited by Physician, or on its behalf, with the Escrow Agent along with any necessary additional assignments in blank therefor executed by Physician. To the extent that Escrow Agent is reflected as the registered holder of the Escrowed Shares then in escrow, the Escrow Agent, at the written direction of Physician, will have the right to vote, or not vote, the Escrowed Shares, or any portion thereof, deposited in the Escrow Account, for the account of Physician so long as such Escrowed Shares are held in escrow, and GynCor will take all steps necessary to allow the exercise of such rights and, at GynCor's expense, the Escrow Agent shall promptly forward, or cause to be forwarded, copies of any proxies, proxy statements and other soliciting materials to Physician, and shall vote the applicable portion of the Escrowed Shares in accordance with any written instructions timely received by the Escrow Agent from Physician. While the Escrowed Shares remain in the Escrow Agent's possession pursuant to this Agreement, Physician will retain and will be able to exercise all other incidents of ownership of said Escrowed Shares that are not inconsistent with the terms and conditions thereof.

     (b) No Escrowed Shares or any beneficial interest therein may be pledged, sold, assigned or transferred (including by operation of law) by Physician or may be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Physician (other than as expressly contemplated by this Agreement), prior to the release by the Escrow Agent to Physician of such Escrowed Shares.

     6. LIMITATION OF ESCROW AGENT'S LIABILITY.

     (a) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment or such expense is made or provided for in a manner satisfactory to it.

     (b) In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to (i) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves, or (ii) disregard any conflicting demands or conflicting notices and comply with and obey all orders, judgments or decrees entered or issued by any court with or without jurisdiction. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and GynCor will pay the Escrow Agent (subject to reimbursement from Physician pursuant to Section 8(e) hereof) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this
Section 6 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 8(e) hereof).

     (c) Each other party hereto, jointly and severally (each an "Indemnified Party" and together the "Indemnifying Parties"), hereby covenants and agrees to reimburse, indemnify and hold harmless Escrow Agent, Escrow Agent's employees and agents (severally and collectively, "Escrow Agent"), from and against any loss, damage, liability or loss suffered, incurred by, or asserted against Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon any act or omission by Escrow Agent relating in any way to this Agreement or Escrow Agent's services hereunder. This indemnity shall exclude gross negligence or willful misconduct on Escrow Agent's part.

     7. NOTICES. All notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing and will be deemed delivered (i) when personally served, (ii) the first business day following the date of deposit with an overnight courier service or (iii) on the earlier of actual receipt or the third business day following the date on which the notice is deposited in the United States mail, first class certified, postage prepaid, addressed as follows:

  If to the Escrow Agent:

     American National Bank and Trust Company of Chicago
     33 North LaSalle Street
     13th Floor - Corporate Trust
     Chicago, Illinois  60690
     Attention:  Brian Terwillinger

If to Physician, at the address set forth next to his name on the signature page of this Agreement.

  If to GynCor:

     GynCor, Inc.
     750 North Orleans Street
     Chicago, Illinois  60610
     Attention:  Norbert Gleicher, M.D.

  With a copy to:

     Robbins, Salomon & Patt, Ltd.
     25 East Washington Street
     Suite 1000
     Chicago, Illinois  60602
     Attention:  Michael D. Schlesinger

     Katten Muchin & Zavis
     525 West Monroe Street
     Suite 1600
     Chicago, Illinois  60661
     Attention:  Jeffrey R. Patt, Esq.

or to such other address as GynCor, Physician or the Escrow Agent, as the case may be, designates in a writing delivered to each of the other parties hereto.

     8. GENERAL.

     (a) This Agreement will be governed by and construed in accordance with the internal laws of the State of Illinois without regard to conflict-of-law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     (b) This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     (c) Except as otherwise set forth in the ATR Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     (d) No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or waiver of any other condition or breach of any other provision contained herein.

     (e) Escrow Agent's annual administrative fee of $1,500.00 will be paid by GynCor. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrowed Shares or the validity of a Notice of Claim, will be paid fifty percent (50%) by GynCor and fifty percent (50%) by Physician.

     (f) In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity hereunder, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying a date not less than thirty (30) days following such notice date of when such resignation will take effect. GynCor will designate a successor Escrow Agent prior to the expiration of such notice period by giving written notice to the Escrow Agent and Physician. GynCor may appoint a successor Escrow Agent without the consent of Physician so long as such successor is a bank with assets of at least $50 million, and may appoint any other successor Escrow Agent with the consent of Physician, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Purchase Shares to such designated successor.

     (g) GynCor and Physician agree that they will take all actions necessary to facilitate the implementation of the provisions of this Agreement, including, without limitation, delivery of letters of direction to any transfer agent, Escrow Agent or third party, and additional stock powers.

     (h) The Escrow Agent's duties are limited to those set forth in this Agreement, and Escrow Agent, acting as such under this Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement, including without limitation the ATR Agreement. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution of sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

     (i) This Agreement may be amended by the written agreement of GynCor, the Escrow Agent and Physician, provided that, if the Escrow Agent does not agree to an amendment agreed upon by GynCor and Physician, the Escrow Agent will resign and GynCor will appoint a successor Escrow Agent in accordance with
Section 8(f) above.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement of the day and year first above written.

                                GYNCOR, INC.

                                By: /s/ NORBERT GLEICHER, M.D.
                                    -----------------------------------
                                Its: President
                                    -----------------------------------


                                PHYSICIAN:

                                /s/ EDWARD A. ZBELLA, M.D.
                                -----------------------------------
                                Edward A. Zbella, M.D.


                                -----------------------------------
                                -----------------------------------
                                -----------------------------------


                                AMERICAN NATIONAL BANK AND TRUST
                                COMPANY OF CHICAGO, AS ESCROW AGENT

                                By: /s/ TIMOTHY P. MARTIN
                                   --------------------------------
                                Its: Trust Officer
                                     ------------------------------